SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):April 19, 2000

                            THE SOMERSET GROUP, INC.

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

0-14227                                                               35-1647888
(Commission File Number)                       (IRS Employer Identification No.)

135 N. Pennsylvania Street, #2800
Indianapolis, Indiana                                                      46204
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (317) 269-1285



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Item 5.  Other Events

         On April 19, 2000, The Somerset Group, Inc. (the "Registrant") and First Indiana Corporation ("First Indiana") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which Registrant will be merged with and into a wholly-owned subsidiary of First Indiana (the "Merger"). The Agreement provides that each shareholder of Registrant will have the option of receiving 1.21 shares of First Indiana common stock, or $24.70 in cash, or a combination of each, for each share of Registrant's common stock owned at the effective date of the Merger. However, the number of shares that can be exchanged for cash will be limited to no more than 35% of Registrant's shares outstanding as of the effective date. Based on the closing price of First Indiana's common stock on April 18, 2000 ($17.75), and assuming that 80% of Registrant's shares are exchanged for stock and 20% are exchanged for cash, the transaction has an aggregate value of approximately $63 million.

         Pursuant to General Instruction F to Form 8-K, the press release issued April 19, 2000, concerning the Merger is incorporated herein by reference and is attached hereto as Exhibit 20.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit 2 Agreement and Plan of Reorganization between The Somerset Group, Inc. and First Indiana Corporation dated April 19, 2000.

                  Exhibit 20 Press Release dated April 19, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          By: /s/ Joseph M. Richter
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                                              Joseph M. Richter, Executive Vice
                                              President, Finance, and Treasurer
Dated: April 21, 2000